As filed with the Securities and Exchange Commission on June 24, 2011

Registration No. 333-75093

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-75093
UNDER THE
SECURITIES ACT OF 1933

INTEGRA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	35-1632155
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21 Southeast Third Street
Evansville, Indiana 47705
(Address of Principal Executive Offices) (Zip Code)

INTEGRA BANK CORPORATION EMPLOYEES’ 401(K) PLAN
(Full title of the plans)

Michael B. Carroll
Chief Financial Officer
Integra Bank Corporation
21 Southeast Third Street
Evansville, Indiana 47705
(Name and address of agent for service)

(812) 464-9677
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated Filer	☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

EXPLANATORY NOTE

This is a Post-Effective Amendment to the Registration Statement on Form S-8 No. 333-75093 filed by Integra Bank Corporation (the “Company”), registering shares of the Company’s common stock for use as an investment alternative in the Integra Bank Corporation Employees’ 401(k) Plan (the “Plan”).

Effective January 20, 2011, the Integra Bank Corporation common stock fund was eliminated from the investment alternatives under the Plan.  As a result, interests in the Plan are no longer required to be registered under the Securities Act of 1933, as amended.  The Plan intends to deregister its plan interests under Section 12(g) of the Securities Exchange Act of 1934, as amended, through the filing of a Form 15.  Because the Plan will no longer be filing Annual Reports on Form 11-K, the Company is deregistering the remaining securities registered but unsold under the Registration Statement, if any, in accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on this 24th day of June, 2011.

INTEGRA BANK CORPORATION
By:	/s/ MICHAEL J. ALLEY
Michael J. Alley
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names.

Signature	Title	Date

/s/ MICHAEL J. ALLEY	Chairman of the Board and Chief Executive	June 24, 2011
Michael J. Alley	Officer (Principal Executive Officer) and Director

/s/ MICHAEL B. CARROLL	Executive Vice President and Chief Financial	June 24, 2011
Michael B. Carroll	Officer (Principal Officer and Principal Accounting Officer)

/s/ ROBERT L. GOOCHER	Director	June 24, 2011
Robert L. Goocher

/s/ H. RAY HOOPS	Director	June 24, 2011
H. Ray Hoops

/s/ THOMAS W. MILLER	Director	June 24, 2011
Thomas W. Miller

/s/ RICHARD M. STIVERS	Director	June 24, 2011
Richard M. Stivers

/s/ DANIEL T. WOLFE	Director	June 24, 2011
Daniel T. Wolfe